Exhibit 10.1

2026 FIRST AMENDMENT TO THE

BANCFIRST CORPORATION THRIFT PLAN

Pursuant to the authority vested in the undersigned, the Adoption Agreement for the BancFirst Corporation Thrift Plan (the “Plan”) is hereby amended as follows:

I.

Section 4(e)(2) of the Plan is hereby amended to read as follows:

“(2) [n/a] Additional merging plans. The following additional plans were or will be merged into this surviving Plan (Complete a.; complete b. if applicable):

		Restated	Original
Name of merging plan	Merger date	Effective Date	Effective Date
a. American Bank of Oklahoma 401(k) Profit Sharing Plan	June 5, 2026	January 1, 2021	January 1, 1999
b.

II.

Section 13(f) of the Plan is hereby amended to read as follows:

“(f) [X] Describe: For Employees of Union Bank of Chandler and Union National Bancshares of Chandler, Inc. who were employed by such entities as of November 10, 2010 and continue such employment through December 31, 2010, all service with such entities is credited; For Employees of Exchange National Bank of Moore and Exchange Bancshares of Moore, who were employed by such entities as of December 31, 2010 all service with such entities is credited; For Employees of 1st Bank Oklahoma, who were employed by such entity as of January 1, 2012 and continue such service after such date, all service with such entity is credited; For Employees of Okemah National Bank, who were employed by such entity as of October 20, 2011 and who continue employment as Employees after such date, all service with such entity is credited; For Employees of RBC Insurance Agency, Inc. (“RBCIA”) persons who were employed by such entity as of the date of the acquisition of such entity by BancFirst Corporation or its affiliate and who remain employed by RBCIA, BancFirst Corporation or one of its affiliates after such acquisition shall be credited with their service with RBCIA; For employees of Bank of Commerce, Yukon (“BCY”) who were employed by BCY as of October 1, 2015, all service with BCY shall be credited; For employees of First Bank & Trust Company of Wagoner and First Bank of Chandler who were employed by either entity on January 12, 2018 and remained employed with such entities after such date, service prior to January 12, 2018 shall be credited. For employees of Pegasus Bank who were employed by Pegasus Bank as of August 15, 2019, all service with Pegasus Bank is credited. For employees of Worthington National Bank who were employed by Worthington National Bank on January 3, 2023, all service with Worthington National Bank is credited. For employees of American Bank of Oklahoma employed by American Bank of Oklahoma as of February 12, 2026, all service with American Bank of Oklahoma is credited.”

III.

Section 15(b) of the Plan is hereby amended to read as follows:

“(b) [X] Describe special eligibility Effective Date(s): Employees who were active participants in the 1st Bank Oklahoma 401(k) Profit Sharing Plan as of January 1, 2012 are eligible to participate in the Plan as of January 1, 2012; Employees who were active participants in the Okemah National Bank Employees 401(k) Profit Sharing Plan as of October 20, 2011 shall be eligible to participate as of October 21, 2011; Employees of Bank of Commerce, Yukon (“BCY”) who were employed by BCY as of October 1, 2015 and who were participants in the Ramey and Walsh Banking Group Employees 401(k) Profit Sharing Plan are eligible to participate in the Plan effective as of the payroll period for which payment was made as of November 13, 2015. Employees who were active participants in the Pegasus Bank 401(k) Plan as of December 31, 2019 are eligible to participate as of January 1, 2020. Employees who were active participants in the Worthington National Bank 401(k) Plan as of January 2, 2023 are eligible to participate as of January 3, 2023. Employees who were active participants in the American Bank of Oklahoma 401(k) Profit Sharing Plan as of February 12, 2026 are eligible to participate as of February 13, 2026.”

IV.

Section 17(i) of the Plan is hereby amended to read as follows:

“(i) [X] Describe Entry Date(s): The employees of First Bank of Chandler and First Bank & Trust Company of Wagoner, the entry date shall be March 1, 2018. For employees of Pegasus Bank who are active participants in the Pegasus Bank 401(k) Plan as of December 31, 2019, the Entry Date is January 1, 2020. For employees of Worthington National Bank who are active participants in the Worthington National Bank 401(k) Plan as of January 2, 2023, the entry date is January 31, 2023. For employees who are active participants in the American Bank of Oklahoma 401(k) Profit Sharing Plan on February 12, 2026, the entry date is February 13, 2026.”

V.

Section 41(c) of the Plan is hereby amended to read as follows:

“(c) [X] Describe: Employer contributions transferred from the Lincoln National Bank 401(k) Plan and the Worthington National Bank 401(k) Plan vest at a rate of 20% per year beginning with one year of service. For Participants who were active participants in the American Bank of Oklahoma 401(k) Profit Sharing Plan as of February 12, 2026, the vesting schedule for all Employer contributions shall be five-year graded (one year-20%, two year-40%, three year-60%, four year-80%, and five year-100%).”

VI.

Section 46(b)(8) and (9) of the Plan are hereby amended to read as follows:

“(8) [X]	Deemed Severance	[ ]	[ x ]*	[ ]	[ ]	[ ]	[ ]	[ ]

Distribution.

See Section 6.11.

[Note for Money Purchase Pension Contributions: Elections (4) through (8) do not apply.]

*Only with respect to accounts of Participants who were participants in the American Bank of Oklahoma 401(k) Profit Sharing Plan on June 5, 2026.

(9) [X] Describe: A Participant’s vested benefits related to accounts transferred from the Wilcox & Jones, Inc. 401(k) Retirement Savings Plan, the Lincoln National Bank 401(k) Plan, or the Worthington National Bank 401(k) Plan may be distributed at the request of the applicable Participant upon such Participant attaining age 59 1/2. In addition, a Participant’s benefits related to Elective Deferral Accounts transferred from the Ramey and Walsh Bank Group Savings Incentive and Profit Sharing Plan may be distributed to such Participant upon the Participant attaining age 59 1/2. In addition, a Participant's elective deferral, matching contribution, QNEC and QMAC accounts transferred from the First Bank & Trust Company 401(k) Retirement Savings Plan may be distributed at the request of the Participant beginning as of the date the Participant attains age 59 1/2. A Participant's vested benefits related to accounts transferred from Pegasus Bank 401(k) Plan may be distributed at the request of the applicable Participant upon such Participant attaining age 59 1/2. A Participant’s vested benefits related to accounts transferred from American Bank of Oklahoma 401(k) Profit Sharing Plan may be distributed at the request of the Participant: (i) on or after attainment of age 59 1/2 from any portion of the Participant’s accounts to be paid in a single sum, and (ii) upon Disability from Pre-tax, Roth, ADP Safe Harbor and Non-Safe Harbor Match Accounts.”

Except as otherwise provided in this 2026 First Amendment to the Plan (“Amendment”), the Plan is hereby ratified and confirmed in all respects. This Amendment shall be effective as of February 13, 2026.

EXECUTED as of the 5th day of June, 2026.

BANCFIRST CORPORATION

By: /s/ Dara Wanzer
Name: Dara Wanzer
Title: EVP of HR